                                                                     Exhibit 5.1

                                 [DUANE MORRIS LOGO]  FIRM AND AFFILIATE OFFICES

                                                      NEW YORK
                                                      LONDON
                                                      CHICAGO
                                                      HOUSTON
                                                      PHILADELPHIA
                                                      SAN DIEGO
                                                      SAN FRANCISCO
                                                      DETROIT
                                                      BOSTON
                                                      WASHINGTON, DC
                                                      ATLANTA
                                                      MIAMI
                                                      PITTSBURGH
                                                      NEWARK
                                                      ALLENTOWN
                                                      WILMINGTON
                                                      HARRISBURG
                                                      PALM BEACH
                                                      WESTCHESTER

www.duanemorris.com

June 28, 2004


Premier Entertainment Biloxi LLC
(d/b/a Hard Rock Hotel & Casino Biloxi)
Premier Finance Biloxi Corp.
11400 Reichold Road
Gulfport, Mississippi 39503

     RE:  REGISTRATION STATEMENT ON FORM S-4
          FILE NO. 333-114339

Ladies and Gentlemen:

We have acted as special counsel to Premier Entertainment Biloxi LLC, a Delaware limited liability company and Premier Finance Biloxi Corp., a Delaware corporation (collectively, the "Registrant") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-4 (File No. 333-114339) (the "Registration Statement") relating to the proposed issuance of up to $160,000,000 aggregate principal amount of 10 3/4% First Mortgage Notes due 2012 of the Registrant (the "New Notes") in exchange for all outstanding 10 3/4% First Mortgage Notes due 2012 of the Registrant, originally issued and sold in reliance upon an exemption from registration under the Securities Act (the "Original Notes").

The Original Notes were, and the New Notes will be, issued under the Indenture, dated as of January 23, 2004 (the "Indenture"), in each case, by and between the Registrant and U.S. Bank National Association, as trustee (the "Trustee").

As counsel to the Registrant, we are familiar with all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the organizational documents of the Registrant, the New Notes, the Indenture and such other records of the Registrant as we have deemed necessary or appropriate in order to render this opinion. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all corporate records, agreements, documents, instruments and certificates of the Registrant submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies thereof and the authenticity of the originals of such conformed, certified or photostatic copies; (iii) the due authorization, execution and delivery of all documents and agreements (including the New Notes and the Indenture) by all

DUANE MORRIS LLP

227 WEST MONROE STREET, SUITE 3400                           PHONE: 312.499.6700
CHICAGO, IL 60606                                            FAX:   312.499.6701

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Premier Entertainment Biloxi LLC
(d/b/a Hard Rock Hotel & Casino Biloxi)
Premier Finance Biloxi Corp.
June 28, 2004
Page 2

parties thereto and the binding effect of such documents on such parties other than the binding effect of the New Notes and the Indenture on the Registrant;
(iv) the legal right and power of all such parties other than the Registrant under all applicable laws and regulations to enter into, execute and deliver such agreements and documents; and (v) the capacity of natural persons. As to all questions of fact material to such opinions, we have relied without independent check or verification upon representations contained in the New Notes and the Indenture; certificates of the Registrant and its respective officers, employees, agents and representatives; and certificates of public officials.

We have also assumed that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture and is qualified and eligible under the terms of the Indenture to act as trustee thereunder; that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organization and legal power and authority to perform its obligations under the Indenture.

Based upon the foregoing, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that, the New Notes are duly authorized and when the New Notes have been duly executed by the proper officers of the Registrant, duly authenticated by the Trustee, and issued by the Registrant in accordance with the terms of the Indenture in exchange for the Old Notes as described in the prospectus included in the Registration Statement, the New Notes will constitute legal, valid and binding obligations of the Registrant, entitled to the benefits of, and subject to the provisions of, the Indenture.

The opinions set forth above are qualified in that the legality or enforceability of the New Notes and the Indenture may be (a) subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, and (b) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We do not express an opinion as to matters arising under the laws of any jurisdiction, other than the general corporate and limited liability company laws of Delaware, the laws of the State of New York and the Federal laws of the United States.

This opinion is rendered solely in connection with the transaction described above. We hereby consent to being named as counsel for the Registrant in

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Premier Entertainment Biloxi LLC
(d/b/a Hard Rock Hotel & Casino Biloxi)
Premier Finance Biloxi Corp.
June 28, 2004
Page 3

the Registration Statement and under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


                                          Very truly yours,

                                          /s/ Duane Morris LLP
                                          Duane Morris LLP